EXHIBIT 14.1

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       1 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------



INTRODUCTION

It is the policy of Iroquois Pipeline Operating Company (the "Company") to maintain and to enforce the highest standards of integrity in all its business activities. This includes business activities conducted on behalf of, and for, Iroquois Gas Transmission System, L.P. ("IGTS"), a Delaware limited partnership on whose behalf the Company acts as operator. In this regard, as employees, officers, directors and agents of the Company (hereinafter referred to as "Company Representatives"), we strive to conduct our business in strict compliance with applicable federal, state and local laws, rules and regulations so that we may always be regarded as an ethical organization of dedicated and competent individuals of high integrity and credibility.

To ensure continuing attention to matters of ethics and standards on the part of all Company Representatives, this Code of Business Ethics represents a written extension of the personal integrity typically exhibited by Company Representatives who have complied with our policy to protect interests of the Company, its owners, and those with whom we do business. In doing so, we have made a conscious effort to avoid any personal interests that may directly or indirectly conflict with our business responsibilities.

Each of us is ultimately responsible for our actions. It is intended, therefore, that all Company Representatives be aware of this Code of Business Ethics since good business practice dictates that suspected dishonest or unlawful activity be promptly identified and investigated. Moreover, it is expected that all Company Representatives will exercise the highest level of integrity and judgment in all business matters. You are encouraged to read and to become familiar with this Code of Business Ethics. As you do so, you will see that it is a guideline simply to reinforce the principles to which you have always abided.


POLICY

The officers and directors of the Company firmly believe that fair and ethical business practices are a fundamental part of business conduct. Further, the nature of our business imposes special obligations to build and to maintain the public trust. Through this Code of Business Ethics, the Company is expressing its continuing dedication to conducting business with honesty, integrity and a strong commitment to the highest ethical standards that effectively utilize the technical expertise, business skills and sound judgments needed to benefit customers, the region we serve, and owners alike. In this regard, all Company Representatives will make business decisions that honor the spirit and letter of all applicable laws.


Our Company, directly and as representative of IGTS, is an important participant in the many communities we serve and should enhance the social and economic health of these communities.

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       2 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


Any legal question about policies discussed in this Code of Business Ethics should be directed to the General Counsel and Chief Compliance Officer ("Chief Compliance Officer") of Iroquois Pipeline Operating Company as follows:

  By mail:   One Corporate Drive, Suite 600, Shelton, CT  06484
  By telephone:   (203) 925-7222

Failure to adhere to this Code of Business Ethics will result in disciplinary action that may include termination of employment and action against any responsible person for negligent failure to detect an offense. If you believe that anyone in our Company is, or may be, involved in any activity that violates this Code of Business Ethics, the Company assures you that it will not tolerate threats or acts of retaliation or retribution against you for reporting a violation or suspected violation.


PROCEDURE

Every Company Representative is expected to observe and follow the policy guidelines established by this Code of Business Ethics. In this regard, the Chief Compliance Officer will distribute the Code of Business Ethics to all personnel of the Company on an annual basis, as well as to new employees upon their commencement of employment.

When any Company Representative becomes aware of a known or suspected irregularity or illegality, he or she is obligated promptly to report the suspected irregularity or illegality to his or her immediate supervisor, if practical; otherwise, reports shall be made directly to the Chief Compliance Officer. In the event that the Company Representative has reason to suspect that the Chief Compliance Officer is involved in the irregularity or illegality, then such reports shall be made to the President or Chairman of the IGTS Management Committee or Chairman of IPOC's Audit Committee. Contact information may be found on IROQNET/FACTS N FORMS/ EXECUTIVES/CHAIRMAN.

The Company's toll free "hotline" is also available for Company employees and Contractors to report concerns about business ethics, compliance, loss prevention, safety, human resources, violence and other critical issues in the workplace. This service is staffed 24 hours per day, 7 days per week by Pinkerton Services' AlertLine (R). This is a confidential service and calls will remain anonymous. The "hotline" number is 1-800-932-5378.

The Chief Compliance Officer and internal auditor comprise the Compliance Staff, which is responsible for investigating reports of irregular or illegal activity. In addition, Compliance Staff, through the auditor will, from time to time, conduct on-site inspections of Company and IGTS facilities to monitor and audit systems, records and activities.

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       3 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


The Compliance Staff reports to the President of the Company who will report any findings of irregularity or illegality to the Board of Directors and the Chairman of the IGTS Management Committee. The Board of Directors may deem it necessary to report material instances of illegal conduct to the proper governmental authorities.

Each Company Representative is required to affirm, in writing, on an annual basis, that he or she fully understands and is committed to maintaining an active role that ensures full compliance with the Code of Business Ethics. On an annual basis, therefore, each Company Representative shall sign a "Code of Business Ethics Questionnaire". This questionnaire shall be returned to the internal auditor, and maintained in the files of the Internal Audit Department. The Chief Compliance Officer shall maintain a record of on-going actual or potential violations, shall review such record at the time of each annual audit and shall furnish a copy thereof to the Company's independent and internal auditors.

POLICY GUIDELINES

The Company's policy guidelines appear in the pages that follow. These guidelines cumulatively comprise the Code of Business Ethics applicable to all Company Representatives. While the Code of Business Ethics is not inclusive of all Company policies, procedures and practices, these policies are representative of the manner in which Company Representative are expected to conduct their business activities.

A.  Antitrust Laws

The Company policy is to comply fully with both the letter and spirit of all federal and state antitrust laws. The basic premise behind these laws is that all companies should compete individually rather than join together in agreements that restrict their individual competition. In this regard, the Company's compliance depends upon the conduct of its people, and each Company Representative must realize that it is his or her personal obligation and responsibility to act in a manner consistent with the Company's antitrust policy. Although the antitrust laws and the actions they proscribe are broad and complex, particularly as applied to regulated businesses, ignorance of what constitutes an antitrust violation is not a defense against prosecution. Examples of a few types of activities that may be violations of those laws include:

    (1)  competitors agreeing on the prices they will charge for their products;
    (2) competitors agreeing on the territories in which they will sell their products, the customers to whom they will offer their products and the types or amounts of products the companies will produce or offer for sale;
    (3) tying the sale of one product on the buyer purchasing a separate and unrelated product; and
    (4) agreements between two or more companies not to do business with some third company.

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       4 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


These are only a few examples that could be in violation of the antitrust laws. Questions about the possible application of the antitrust laws to any of your activities should be directed to the Chief Compliance Officer.

B.  Books and Records

The Company is required by law and good business practice to maintain accurate books, records and accounts. The Company also must maintain internal control systems sufficient to provide reasonable assurance that corporate books and records fairly reflect, in adequate detail, business transactions, and dispositions or acquisitions of assets. Therefore, in all of our operations, it is against Company policy, and may also be illegal, for any Company Representatives to cause our books and records to be inaccurate in any way.

C.  Bribes and Kickbacks

Certain laws make it a crime for companies, and/or their directors, officers, employees and agents to bribe government officials, vendors, customers, or others for the purpose of obtaining or retaining business or other economic advantage. The purpose of this policy is to prohibit the giving of improper inducements to individuals to make decisions or take actions favorable to the Company. The concept of an improper reward includes the giving of anything of value, not just money.

If you become involved in any situation where a request is made for a bribe, kickback or any other payment whose propriety you question, or where you have any knowledge of payments being made which are in excess of reasonable prices for services rendered or materials supplied, it is your responsibility to report the situation to your superior or to the Chief Compliance Officer.

D.  Conflict of Interest

Conflict of interest is defined as a situation in which a Company Representative's private interests may affect his or her judgment in acting on behalf of the Company. Sometimes appearances can be as damaging as actions. It is, therefore, advisable that Company Representatives should not only refrain from becoming involved in actual conflict situations, but should also avoid placing themselves in a position that may be perceived as involving a conflict.

There are many situations which can be classified as involving a conflict of interest, but the following examples illustrate some of the most common areas encountered in business:

    1.   Private Business Benefit
         Company Representatives and their immediate relatives must not have a personal financial interest in organizations supplying property, goods or services to the

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       5 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


         Company. In addition, no Company Representative may: (1) serve as a director, officer or employee of, or as a consultant to, any enterprise that (a) is a competitor of the Company or (b) conducts or seeks to conduct business with the Company, or (2) otherwise pursue any undertaking that interferes with the performance of his or her duties to the Company. Any exception to this policy must be approved by the President. This restriction, however, does not prevent Company Representatives from having ownership of a nominal interest (not to exceed 5%) in publicly-traded shares or other equity in corporations which may do business with the Company.

    2.   Gifts and Entertainment
         Offering or accepting gifts, gratuities, or other personal rewards designed to influence the Company's business transactions is strictly against policy. The giving or receiving of gifts with nominal value (not to exceed $100) such as advertising, mementos or desk calendars, however, is permissible. Receipt of excessive entertainment favors is a violation of Company policy. It is not, however, a conflict of interest to accept hospitality or entertainment, such as a lunch or dinner, in the course of business, so long as such activity would not be considered lavish or extravagant.

         Company Representatives must not accept accommodation or travel expenses unless they are provided in conjunction with meetings or conferences where other industry participants are given the same benefit and with the prior written approval by the President or a Vice President.

         If a Company Representative is offered or receives cash from an outside enterprise for dealings which are, in any way, associated with the Company, he/she must report it promptly to the Chief Compliance Officer. Under no circumstances are Company Representatives permitted to accept, directly or indirectly, such cash.

    3.   Suppliers
         It is Company policy to deal fairly and lawfully with all customers, suppliers and independent contractors purchasing or furnishing goods and services. In awarding contracts, the Company will consider the total cost, specifications, financial strength, quality and reliability as compared with the Company's need.

    4.   Government and Community Relations
         The Company encourages Company Representative participation in outside social, charitable and non-profit organizations. The Company's financial support to political organizations requires the express approval of the President. Company Representatives engaging in personal political activities must do so in their own right and not on behalf of the Company and may not utilize the Company's facilities for such purposes. Corporate donations to charities made on behalf of the Company shall be within budgets approved by the Manager Public Relations and Corporate Communications.

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       6 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------



         Business dealings involving Company Representatives and government officials must be conducted openly, legally and ethically at all times. Company Representatives must not behave in a manner that will damage the reputation of any public official, the Company or its employees.

         It is impossible to list every circumstance which might give rise to a conflict of interest, or the appearance of a conflict. It is very important, therefore, for all of us to avoid any actual or even any apparent conflict of interest. Any time such conflict appears, or a Company Representative is concerned that any such conflict might develop, the Company Representative is urged to discuss the matter with his or her immediate supervisor or the Chief Compliance Officer.


E.  Environmental Policy

The Company is committed to conducting its business activities and operations in a manner that will avoid or minimize any potential adverse effects on the environment and that will comply with all applicable environmental laws, rules and regulations, and has implemented an Environmental Compliance Program which is described in the Company's Environmental Compliance Policy. Company Representatives must employ management practices and sound pollution control measures to assure full compliance with all applicable environmental requirements and to prevent unacceptable risks to all Company employees, the public health and the environment. This includes the responsibility of the Company to reduce, minimize, or eliminate the generation of waste or the release of potentially hazardous materials or substances into the environment, to provide truthful and accurate information to government permitting authorities in connection with environmental aspects of any permit applications, or any periodic reports that may be called for under such permits, promptly to report or disclose any violations, and to recognize and respond to community concerns about the environmental impacts of our operations. Examples of environmental violations include spills or leaks of petroleum or hazardous substances into federal and state waters, improper disposal, discharge, storage or containment of hazardous substances or other waste material, violations of permit conditions designed to protect the environment, and failure to report releases of petroleum, fuels, or hazardous substances into the environment.

The Company's practice from the inception of operations has been, and will continue to be, to conduct regular environmental audits and monitoring to assure full compliance with all applicable environmental laws, regulations, and conditions, and to prevent and promptly correct any condition or practice that could lead to, or be deemed, a violation of such environmental requirements. To the same end, the Company has sought, and will continue to seek, the assistance of appropriate government agencies and the input of community representatives to assure that our environmental compliance activities are effective and responsive to all valid concerns and governmental requirements.

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       7 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


Any deficiencies or failures in, or environmental violations disclosed by, our ongoing environmental compliance and monitoring programs should be brought to the attention of the Chief Compliance Officer, or his designee, so that appropriate corrective, reporting, and disciplinary actions can be timely implemented as appropriate.

F.  Pipeline Safety Act

The Pipeline Safety Act (the "Act") establishes minimum safety standards for the transportation of gas in or affecting interstate commerce and for pipeline facilities used in such transportation, including but not limited to standards relating to the design, installation, inspection, emergency plans and procedures, testing, replacement and maintenance of pipeline facilities. The Act imposes criminal penalties on any person who willfully and knowingly violates provisions under the Act and applicable federal regulations. The Company is committed to complying with the Act and applicable federal regulations. Compliance includes providing accurate information to governmental authorities when required under the Act, promptly correcting potential violations, and reporting or disclosing violations as required by the Act.

G.  Natural Gas Act/FERC Order No. 497

The Company is committed to complying fully with both the letter and spirit of the Natural Gas Act and the provisions of Order No. 497. The Natural Gas Act precludes any interstate pipeline company from: (1) granting any undue preference or advantage to any shipper or (2) maintaining any unreasonable difference in rates, charges, facilities or in any other respect between localities or classes of service. In addition, the Federal Energy Regulatory Commission has implemented Order No. 497 which is designed to prevent interstate pipelines from improperly favoring their Marketing Affiliates. As defined in Order No. 497, TransCanada Power Marketing Ltd. and TransCanada Energy Ltd. are Iroquois Marketing Affiliates. However, the Commission has also stated that it will thoroughly scrutinize any complaints that marketing affiliates of Iroquois' other partners obtained undue advantages. Under Order No. 497 the Company is required to conform to the following standards:

    1. It must apply a tariff provision relating to transportation in the same manner to the same or similarly situated persons if there is discretion in the application of the provision.

    2. It must strictly enforce a tariff provision for which there is no discretion in the application of the provision.

    3. It may not, through a tariff provision or otherwise, give its Marketing Affiliate a preference over non-affiliated customers in matters relating to transportation including, but not limited to, scheduling, balancing, transportation, storage, or curtailment priority.

    4. It must process all similar requests for transportation in the same manner and within the same period of time.

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       8 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


    5. It may not disclose to its Marketing Affiliate any information the pipeline receives from a non-affiliated shipper or a potential nonaffiliated shipper.

    6. To the extent that it provides to a Marketing Affiliate information related to transportation of natural gas, it must provide that information contemporaneously to all potential shippers, affiliated and non-affiliated, on its system.

    7. To the maximum extent practicable, its operating employees and the operating employees of any marketing affiliate will function independently of each other.

    8. If it offers a transportation discount to an affiliated marketer, or offers a transportation discount for a transaction in which an affiliated marketer is involved, it will make a comparable discount contemporaneously available to all similarly situated nonaffiliated shippers. Within 24 hours of the time at which gas first flows under a transportation transaction in which an affiliated marketer receives a discounted rate or a transportation transaction at a discounted rate in which an affiliated marketer is involved, it will post a notice on its Electronic Bulletin Board providing the name of the affiliate involved in the discounted transportation transaction, the rate charged, the maximum rate, the time period for which the discount applies, the quantity of gas scheduled to be moved, the delivery points under the transaction, any conditions or requirements applicable to the discount, and the procedures by which a nonaffiliated shipper can request a comparable offer. The posting will conform with the requirements of ss.284.10(a) of the FERC's regulations and its tariff and will remain on the EBB for 30 days from the date of posting.

    9. It will maintain in Section 22A of its tariff, on file with the FERC, procedures that will enable shippers and the FERC to determine how it is complying with these standards.

    10. It will maintain its books of account and records separately from those of any marketing affiliates.

    11. It will maintain and make available for copying on a daily basis a written log of waivers that it grants with respect to tariff provisions that provide for discretionary waivers.


Questions about the possible application of these provisions should be directed to the Chief Compliance Officer.


H.  Occupational Safety and Health  (OSHA)

The Company is committed to providing all Company Representatives with safe and healthful working conditions in a workplace that is free from recognized hazards. We, therefore, comply with OSHA and all other applicable laws and regulations setting standards for the workplace.

I.  Securities Laws and Insider Trading

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       9 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


The Company is subject to state and federal securities laws and is committed to comply with all state and federal securities laws and regulations, including the insider trading rules. In the course of the Company's business, Company Representatives may become aware of material nonpublic information relating to important business matters. It is illegal and against Company policy for any Company Representative (and others who receive material nonpublic information from a Company Representative) to trade securities on the basis of such material nonpublic information relating to the Company, its competitors, or any company with which IGTS does business, including IGTS' owners and their affiliates.

Material information consists of positive or negative information that a reasonable investor would attach importance to in deciding whether to buy, sell or hold securities. Such information would affect the total mix of information in the marketplace and would likely affect the market price of the securities. Examples of material nonpublic information include news of a proposed or pending merger, acquisition or tender offer; news of a significant sale of assets or disposition of a subsidiary; projections regarding earnings and losses; proposed operating or business plans; expected regulatory or governmental filings or actions; expected changes in management or control; and impending financial or liquidity problems.

It is against Company policy, and illegal as well, to improperly trade the securities of the Company or any other company, in a way which attempts to hide the true identity of the trader or to mislead others as to exactly who is doing the improper trading. Any Company Representative trading in the securities of the Company or other companies on the basis of inside information, using fictitious names, names of relatives or friends, brokerage accounts under fictitious names or located in foreign jurisdictions shall be subject to disciplinary action. Should the Company discover any such activities, it will make appropriate disclosures to governmental authorities.

J.  Disclosure Policy

The Company is committed to providing complete and accurate information, in all material respects, about the financial condition and results of operations of IGTS and the Company in accordance with the securities laws of the United States. The Company strives to ensure that the reports and documents that IGTS files with or submits to the Securities and Exchange Commission ("SEC") and other U.S. regulatory agencies and other public communications made by IGTS and the Company include full, fair, accurate, timely and understandable disclosure. To the extent consistent with an employee's duties and responsibilities, the employee must take the following steps to ensure full, fair, accurate, timely and understandable disclosure in reports and documents that IGTS files with or submits to the SEC and in other public communications made by IGTS or the
Company:

o carefully review drafts of reports and documents IGTS is required to file or submit before they are filed or submitted and press releases or other public communications of IGTS or the

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       10 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


    Company before they are released to the public, with particular focus on disclosures the employee does not understand or agree with and on information known to the employee that is not reflected in the report, document, press release or public communication,

o take steps to ensure that disclosure controls and procedures are established and maintained that are designed to ensure that material information is included in each report, document, press release or public communication in a timely fashion,

o consult with the Audit Committee of IGTS [and the Company] on a regular basis to determine whether members thereof have identified any weaknesses or concerns with respect to internal controls,

o when relevant, confirm that the internal auditors and outside accountants of IGTS and the Company are not aware of any material misstatements or omissions in the draft report or document, and

o bring to the attention of the Audit Committee of IGTS [and the Company] any matters that you feel could compromise the integrity of the financial reports of IGTS [or the Company].

K.  Employee Relations

The Company complies fully with all applicable laws prohibiting discrimination against any employee or applicant for employment because of race, religion, color, national origin, age, sex, disability, or veteran status. This includes compliance with the Americans With Disabilities Act of 1990. The Company administers its employee policies and practices on a nondiscriminatory basis in all matters related to hiring, training, compensation, benefits, promotions, transfers, layoffs, Company-sponsored educational, social and recreational programs and treatment on the job. The Manager HR Administration has overall coordinating responsibility for the Company's equal employment policies.



L.  Drug and Alcohol Abuse

Company policy prohibits the use or possession of any illegal drugs or any alcohol on Company or IGTS property. Company Representatives are also prohibited from being on Company or IGTS property under the influence of either drugs or alcohol. Company Representatives testing positive to illegal drug use or who are under the influence of alcohol during working hours are subject to either rehabilitation or termination of employment.


M.  Confidential Information

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       11 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


In the course of employment, Company Representatives may have access to information that is confidential, privileged, or of value to competitors of the Company or IGTS or might be damaging to the Company or IGTS if improperly disclosed. All Company Representatives must protect the confidentiality of such information.

The use or disclosure of confidential information must be for Company purposes only and not for personal benefit or the benefit of others. This applies to disclosure of confidential information concerning the Company or its business activities as well as information with respect to IGTS and companies or others having business dealings with the Company. To preserve confidentiality, disclosure and discussion of confidential information should be limited to those Company Representatives who have a need to know such information.

Situations involving confidential information are highlighted below. This, however, is not a comprehensive list, and any doubts a Company Representative may have about the nature of certain information should be discussed with his or her supervisor or the Chief Compliance Officer.

    1.   Technical, Business and Commercial Data
         Company Representatives must guard against improper disclosure of competitive business strategies and plans, special methods of operation, technical innovations, and other information that may be of competitive value to the Company. Examples of this type of information include, but are not limited to: market strategies; financial or statistical data; relationships with customers, suppliers or partners; employee information and information on security procedures, both manual and automated, including computer access procedures; codes, telephone numbers, and passwords.

         At any time, Company Representatives may be asked to account for confidential information in their possession or under their control. On leaving the Company, Company Representatives are required to leave with the Company all formal and informal information or documents pertaining to the Company's or IGTS's business, whether original or copies, regardless of the medium on which it is stored. Company Representatives leaving the Company should be reminded of their continuing responsibility to keep such information confidential. The same obligations apply in reverse to Company Representatives leaving other companies to join the Company. These Company Representatives will not be required to disclose to the Company any information confidential to any previous employer.

    2.   Media/Public Discussion
         If any Company Representative is questioned by a representative of the news media or investment community, the representative should be referred to the Manager, Public Relations and Corporate Communications. In specific circumstances, the Manager, Public Relations and Corporate Communications may request assistance in addressing the inquiry, as required, from Company personnel. All Company Representatives must exercise the utmost care to avoid inadvertent disclosure of

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       12 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


         confidential or competitive information through public or casual discussion which may be overheard or misinterpreted. Special care should be exercised when discussing Company or IGTS activities at trade association conferences and seminars. If the Company Representative is asked to present material at these meetings, he or she should ensure that the information presented is not confidential or of a value to competitors of the Company or IGTS and that disclosure will not be harmful to the Company or IGTS.

    3.   Internal Company Information
         In the course of his or her duties, a Company Representative may have access to information that is confidential that relates to the employees of or activities within the Company. Information of this type must not be disclosed to any external party without written approval of the President, or to other employees in the Company except on a 'need to know' basis or as required by this Code of Business Ethics.


N.  Company Property

    1.   Company Property
         Personal use of Company or IGTS property is not permitted without specific express authorization from the appropriate manager or executive. Company Representatives are responsible for being aware of copyright issues relating to Company or IGTS property (e.g. computer software, materials for publication). Reproduction of such material is not only unauthorized use of Company or IGTS property, but also could be deemed a copyright infringement. In the case of computer software, Company Representatives must not copy any computer software for use on their own computers or any other computer for which software is not registered.

    2.   Responsibility for Safeguarding Assets
         All Company Representatives are responsible for protecting Company assets and IGTS assets for which the Company is responsible, and managers are specifically responsible for establishing and maintaining appropriate internal controls to safeguard Company or IGTS assets against loss from unauthorized use or disposition. All transactions shall be properly approved and accurately reflected in the Company's books and records. Falsification of transactions and Company records is strictly prohibited.

    3.   Use of Company Name
         A Company Representative may not use the Company's or IGTS's name to enhance their own opportunities when dealing with others in their political, investment or retail purchasing activities, unless approved by the Company and made available to all employees.

    4.   Patents and Inventions
         All inventions or discoveries made by Company Representatives during or as a result

                                                         CORPORATE POLICY MANUAL
                    ------------------------------------------------------------
                    Date Issued             Policy No.              Page No.
                      March 29, 2004          GEN-01-03, Rev. 2       13 of 13
[IROQUOIS LOGO      ------------------------------------------------------------
    OMITTED]        Subject
                               Code of Business Ethics
--------------------------------------------------------------------------------
                    Original Effective Date  2/5/93    Original Policy No. 4-002
                    ------------------------------------------------------------


         of their employment with the Company which are known to be, or could reasonably be anticipated to be of direct benefit to the Company and/or IGTS, must be reported by the Company Representative to his or her supervisor. Inventions or discoveries are the property of the Company unless a written release is obtained. Similarly, any copyright or copyrightable material which is developed as a result of employment belongs to the Company. Company Representatives shall make assignments of such inventions, discoveries, copyrights, or copyrightable material to the Company promptly upon request.



Because adherence to this Code of Business Ethics is a condition of continued employment, it is vital that the Code of Business Ethics is thoroughly understood. Remember -- you are encouraged to seek answers to any questions regarding the interpretation or application of the Code of Business Ethics prior to taking any action of which you are uncertain.

Any waiver of this Code of Business Ethics will only be granted by the Chairman of the Board, or in his or her absence, the IPOC Audit Committee, and must be disclosed as required by law or applicable rules and regulations, including those of the Securities and Exchange Commission.